UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Pacific Software, Inc.

(Exact name of registrant as specified in its charter)

Nevada	41-2190974
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6517 Gerke Place, Nanaimo BC V9v1v8	78746
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   X .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.      .

Securities Act registration statement file number to which this form relates: 333-143672.

Securities to be registered pursuant to Section 12(g) of the Act: None.

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Item 1. Description of Registrant’s Securities to be Registered.

The information contained in “Description of the Securities” in the Registrant’s Registration Statement on Form SB-2, as amended (Commission File No. 333-143672), filed with the Securities and Exchange Commission (the “ Form SB-2 Registration Statement ”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2. Exhibits .

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on any Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pacific Software, Inc. By: /s/Rinus Jellema Rinus Jellema, CEO